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                                                                    EXHIBIT 99.3

                                      FORM OF
                       WASTE SYSTEMS INTERNATIONAL, INC.
                 OFFER FOR $77,500,000 PRINCIPAL AMOUNT OF THE
                         11 1/2% SENIOR NOTES DUE 2006
                                IN EXCHANGE FOR
                     11 1/2% SERIES B SENIOR NOTES DUE 2006

To: Brokers, Dealers, Commercial Banks,

    Trust Companies and Other Nominees

    Waste Systems International, Inc. (the "Company"), upon and subject to the
terms and conditions set forth in the Prospectus, dated [            ], 1999
(the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), is offering to exchange (the "Exchange Offer") $77,500,000 principal amount of its 11 1/2% Series B Senior Notes Due 2006 (the "New Senior Notes") for its outstanding 11 1/2% Senior Notes Due 2006 (the "Old Senior Notes"). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Note Registration Rights Agreement dated as of March 2, 1999, among the Company and the other signatories thereto.

    We are requesting that you contact your clients for whom you hold Old Senior Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Senior Notes registered in your name or in the name of your nominee, or who hold Old Senior Notes registered in their own names, we are enclosing the following documents:

    1.  Prospectus dated [            ], 1999;

    2. The Letter of Transmittal for your use and for the information of your clients;

    3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Old Senior Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined in below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

    4. A form of letter which may be sent to your clients for whose account you hold Old Senior Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

    5. Guidelines for Certification of Taxpayer Identification Number on substitute Form W-9; and

    6. Return envelopes addressed to IBJ Whitehall Bank & Trust Company, the Exchange Agent for the Old Senior Notes.

    YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00
P.M., EASTERN TIME, ON [            ], 1999, UNLESS EXTENDED BY THE COMPANY (THE
"EXPIRATION DATE"). THE OLD SENIOR NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXCHANGE AGENT MAILS THE NEW SENIOR NOTES DUE PURSUANT TO THE TENDER. SEE THE PROSPECTUS UNDER "THE EXCHANGE OFFER--WITHDRAWAL OF TENDERS."

    To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Old Senior Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.
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    If holders of Old Senior Notes wish to tender, but it is impracticable for them to forward their certificates for Old Senior Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer--Procedures for Tendering."

    The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Old Senior Notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all stock transfer taxes applicable to the exchange of Old Senior Notes pursuant to the Exchange Offer, except as set forth in Instruction 5 of the Letter of Transmittal.

    Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to IBJ Whitehall Bank & Trust Company, the Exchange Agent, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                          Very truly yours,
                                          Robert Rivkin
                                          Executive Vice President,
                                          Chief Financial Officer, Secretary,
                                          Treasurer and Director

    NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures

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